UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 4, 2021 (January 29, 2021)

L.B. Foster Company
(Exact name of registrant as specified in its charter)

Pennsylvania		000-10436	25-1324733
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

415 Holiday Drive, Suite 100,			15220
Pittsburgh,	Pennsylvania		(Zip Code)
(Address of principal executive offices)

(412) 928-3400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	FSTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On January 29, 2021, L.B. Foster Company (the “Company”), its domestic subsidiaries, and certain of its Canadian and United Kingdom subsidiaries (collectively, the “Borrowers”), entered into the Second Amendment (the “Second Amendment”) to its Third Amended and Restated Credit Agreement (the “Credit Agreement”) with PNC Bank, N.A., Bank of America, N.A., Wells Fargo Bank, National Association, Citizens Bank, N.A., and BMO Harris Bank, National Association. The Second Amendment permits the Company to incur indebtedness to finance insurance premiums in the ordinary course of business and allows for certain liens to secure the financing of insurance premiums. The Second Amendment also provides for modifications to the definitions of Gross Leverage Ratio and Leverage Ratio in the Credit Agreement. The Second Amendment modifies Gross Leverage Ratio and Leverage Ratio to exclude the Indebtedness permitted for the financing of insurance premiums in an aggregate amount not to exceed $3.0 million.

The Gross Leverage Ratio is the Company's consolidated Indebtedness, excluding the Indebtedness permitted for the financing of insurance premiums, to the Company’s Consolidated EBITDA for the four consecutive fiscal quarters then ending. The Leverage Ratio is the Company's Consolidated Total Net Indebtedness, excluding the Indebtedness permitted for the financing of insurance premiums, to the Company’s Consolidated EBITDA (i) for the four fiscal quarters then ending if such date is a fiscal quarter end or (ii) for the four fiscal quarters most recently ended if such date is not a fiscal quarter end.

The description set forth above of the Second Amendment is a summary only and is not complete, and is subject to and qualified in its entirety by reference to the complete test of the Second Amendment, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K.

The Second Amendment has been filed as an exhibit solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business, or operational information about the Company or any of its subsidiaries or affiliates or their assets. The covenants contained in the Second Amendment are made solely for purposes of that agreement and are made as of their dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Second Amendment, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates or their assets. Moreover, information concerning the subject matter of the covenants may change after the date of the Second Amendment, which subsequent information may or may not be fully reflected in public disclosures.

Item 9.01     Financial Statements and Exhibits

(d)    Exhibits

See Exhibit Index below.

Exhibit Index

Exhibit Number	Description
10.1
Third Amended and Restated Credit Agreement dated April 30, 2019, between Registrant and PNC Bank, N.A., Bank of America, N.A., Wells Fargo Bank, National Association, Citizens Bank, N.A., and BMO Harris Bank, National Association is incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K, File No. 0-10436, filed on May 2, 2019.

10.2
First Amendment dated June 26, 2020 to the Third Amended and Restated Credit Agreement dated April 30, 2019 between Registrant and PNC Bank, N.A., Bank of America, N.A., Wells Fargo Bank, National Association, Citizens Bank, N.A., and BMO Harris Bank, National Association is incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K, File No. 0-10436, filed on July 1, 2020.

*10.3
Second Amendment dated January 29, 2021 to the Third Amended and Restated Credit Agreement dated April 30, 2019 between Registrant and PNC Bank, N.A., Bank of America, N.A., Wells Fargo Bank, National Association, Citizens Bank, N.A., and BMO Harris Bank, National Association.

*104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

*Exhibits marked with an asterisk are filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L.B. FOSTER COMPANY
(Registrant)

Date:	February 4, 2021	/s/ James M. Kempton
James M. Kempton
Corporate Controller and
Principal Accounting Officer